Exhibit 107.1
Calculation of Filing Fee Table
Form
S-3
(Form Type)
Box, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	3.0% Series A Convertible Preferred Stock, par value $0.0001 per share	457(a)	266,666(1)	$1,244.88 (2)	$331,967,170.08	0.0001531	$50,824

Equity	Class A Common Stock, $0.0001 par value, issuable upon conversion of 3.0% Series A Convertible Preferred Stock, par value $0.0001 per share	457(a)	9,876,494(3)	—	—	0.0001531	— (4)

Total Offering Amounts							$50,824

Total Fee Offsets							$19,530

Net Fee Due							$31,295
Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Box, Inc.	S-3ASR	333-264896	May 12 , 2022		$19,530(5)	Equity	3.0% Series A Convertible Preferred Stock, par value $0.0001 per share	266,666	$210,679,840.04

Fee Offset Sources	Box, Inc.	S-3ASR	333-264896		May 12 , 2022						$19,530

(1)
The 266,666 shares of 3.0% Series A Convertible Preferred Stock, or the Series A Convertible Preferred Stock, were acquired by the selling securityholders in private transactions on May 12, 2021 (the “Closing Date”). Pursuant to Rule 416 under the Securities Act, the Registrant is also registering such indeterminate number of additional shares of the Series A Convertible Preferred Stock as may be issuable as a result of a stock split, stock dividend, recapitalization, reclassification, merger, consolidation or similar event.

(2)
Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(a) under the Securities Act. There is no public market for the shares of Series A Convertible Preferred Stock being registered hereunder. The proposed maximum aggregate offering price of the Series A Convertible Preferred Stock being registered hereunder represents the most recent sale price of Series A Convertible Preferred Stock known to the Registrant at the time of this filing of $1,244.88 per share.

(3)
Each share of Series A Convertible Preferred Stock will be convertible into a number of shares of Class A common stock determined by dividing the sum of the liquidation preference of such share of Series A Convertible Preferred Stock and any accrued and unpaid dividends thereon on the conversion date by the then-applicable conversion price. Consists of up to 9,876,494 shares of Class A common stock issuable upon the conversion at the initial conversion price of approximately $27.00 per share of Class A common stock of 266,666 shares of the Series A Convertible Preferred Stock held as of the date hereof. Pursuant to Rule 416 under the Securities Act, the Registrant is also registering such indeterminate number of additional shares of Class A common stock as may be issuable as a result of a stock split, stock dividend, recapitalization, reclassification, merger, consolidation or similar event.

(4)
No separate consideration will be received for the shares of Class A common stock issuable upon conversion of the Series A Convertible Preferred Stock, and, therefore, no registration fee for those shares is required pursuant to Rule 457(i) under the Securities Act.

(5)
On May 12, 2022, the Registrant filed a Registration Statement on Form
S-3ASR
(File
No. 333-264896),
which became automatically effective upon its filing with the Securities and Exchange Commission (the “Prior Registration Statement”) registering up to $500,000,000 of Series A Convertible Preferred Stock, as well as the Class A Common Stock issuable upon conversion therefrom. The registrant paid a filing fee of $46,350 in connection with the Prior Registration Statement. Of the $500,000,000 of securities registered with the Prior Registration Statement, $289,320,159.96 have been sold, which equates to an associated registration fee of $26,820, and $210,679,840.04 remains unsold. As a result, the Registrant has $19,530 in unused filing fees associated with the Prior Registration Statement (calculated at the fee rate in effect on the filing date of the Prior Registration Statement). Shares of Series A Convertible Preferred Stock, as well as the Class A Common Stock issuable upon conversion therefrom, having a proposed maximum offering price of $331,967,170.08 are being registered pursuant to the Registration Statement on Form
S-3ASR
(the “Current Registration Statement”) to which this Exhibit 107.1 relates, which consist of the unsold shares of Series A Convertible Preferred Stock, as well as the Class A Common Stock issuable upon conversion therefrom, associated with the Prior Registration Statement. In accordance with Rule 457(p) under the Securities Act, the Registrant is using the unused filing fees associated with the Prior Registration Statement to offset the filing fee payable in connection with the Current Registration Statement, and the offering pursuant to the Prior Registration Statement is hereby terminated.